Exhibit 99.1

Karman Space & Defense Reports Full-Fiscal Year 2024 Financial Results

HUNTINGTON BEACH, Calif., April 8, 2025 – Karman Space & Defense (“Karman”, “Karman Holdings, Inc.” or “the Company”) (NYSE: KRMN), a leader in the rapid design, development, and production of next-generation technologies to combat near-peer nation state threats, focused on critical, integrated systems for the hypersonic, missile defense, UAV and space sectors, today reported fiscal year 2024 financial results.

Full-Fiscal Year 2024 Highlights

•
Produced record revenue of $345.3 million in 2024, up 23.0% year over year
•
Generated record net income of $12.7 million in 2024, up 191.3% year over year
•
Delivered record adjusted EBITDA of $106.1 million in 2024, up 29.7% year over year
•
Achieved record funded backlog of $579.8 million at the end of 2024, up 35.2% year over year

2025 Highlights

•
Successfully closed $581.9 million initial public offering (“IPO”) in February 2025, raising approximately $173.2 million of net primary proceeds (after underwriting discounts and commissions) via the sale of approximately 8.4 million primary common shares at $22.00 per share
•
Successfully closed $300 million Term Loan B and $50 million revolving credit facility to refinance existing debt, reducing interest rate and extending maturities by seven and five years, respectively
•
Acquired MTI to strengthen our design and manufacturing capabilities, expand our customer and program reach and increase revenue and adjusted EBITDA

“After producing strong financial results in 2024, we successfully completed our IPO in February, marking the beginning of the next phase of Karman’s growth journey,” said Tony Koblinski, chief executive officer of Karman Space & Defense “We have now strengthened our balance sheet by refinancing our debt, and acquired MTI to expand our capabilities and offering. Our progress reflects the strength of our business model, the power of our diverse customer and program portfolio and the relentless efforts of all our team members to deliver value to our customers.

“Across numerous key metrics we achieved record performance in 2024 that positions us very well for growth in 2025 and beyond. Each of our end markets delivered double-digit topline growth and remains very well aligned with existing and emerging customer and national priorities in missiles, tactical defense systems and space and launch systems.

“Our strong funded backlog provides us with more than 90% visibility to the midpoint of our 2025 revenue guidance range of $423 million to $433 million, giving us high confidence in achieving our goals, and the ability to focus on building our pipeline for beyond this year. Our manufacturing expertise, proprietary technologies and proven design engineering capabilities afford us the ability to respond to evolving technologies and requirements with the right, innovative and cost-effective solutions for our customers,” Koblinski added.

Full-Fiscal Year 2024 Financial Results

	Years Ended December 31,
	2024	2023	Year Over Year
Hypersonics and Strategic Missile Defense	$114,593,971	$100,093,421	up 14.5%
Space and Launch	115,036,292	94,642,721	up 21.5%
Tactical Missile and Integrated Defense Systems	115,620,801	85,969,428	up 34.5%
Total Revenue	$345,251,064	$280,705,570	up 23.0%

Increase in total revenue for the full year reflected organic growth across all end-markets.

Growth in Hypersonics and Strategic Missile Defense revenue for the full year was primarily driven by well-funded development and production programs, alongside increased government spending.

Space and Launch revenue increased for the full year as a result of new launch vehicle programs, including Blue Origin’s New Glenn and ULA’s Vulcan and the acquisition of Rapid Machine Solutions – Wolcott Design Services, LLC (RMS). These programs are expected to continue expanding as the commercial space launch market exceeds Federal Aviation Administration (FAA) projections.

Missile and Integrated Defense Systems revenue increased, primarily due to key programs entering or continuing production phases of our program lifecycles. This market’s growth continues to be supported by successful system deployments across global conflicts, U.S. military inventory replenishment and investment in next-generation programs, which continue to generate significant global demand.

The Company’s strong 2024 financial results were in line with preliminary 2024 results included in its IPO registration statement filed with the Securities and Exchange Commission, supported by fourth quarter performance.

Funded Backlog

As of December 31, 2024, total funded backlog was $579.8 million, which represents the total invoiceable value of existing contracts, less amounts previously invoiced. Contract types include but are not limited to purchase orders, long term agreements and contractual authorization to proceed.

Business Outlook for the Full Year 2025

For the full fiscal year 2025, the Company expects total revenue of between $423 million and $433 million, and non-GAAP Adjusted EBITDA of between $132 million and $137 million.

Non-GAAP adjusted EBITDA is provided in the full year 2025 Outlook on a forward-looking basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, subject to certain risks and uncertainties, including certain assumptions with respect to our ability to efficiently and on a timely basis integrate acquisitions, obtain and retain contracts, changes in the timing and/or amount of government spending, react to changes in the demand for our products, activities of competitors, changes in the regulatory environment, and general economic and business conditions in the United States and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates and investors should review all risks related to achievement of the guidance reflected under “forward-looking statements” below and in the Company’s filings with the Securities and Exchange Commission.

Conference Call and Live Webcast

In conjunction with this release, Karman Space & Defense Inc. will host a conference call and live webcast today, Tuesday, April 8, 2025, at 1:30 pm Pacific Time. Hosting the call and webcast to review results for the fourth quarter and full fiscal year 2024 will be Tony Koblinski, Chief Executive Officer; Mike Willis, Chief Financial Officer; Jonathan Beaudoin, Chief Operating Officer; and Steven Gitlin, Vice President, Investor Relations.

Investors may dial into the call using the following telephone numbers: +1 (800) 715-9871 (U.S. toll free) or +1 (646) 307-1963 (U.S. local or international) five to ten minutes prior to the start time to allow for registration.

Investors with Internet access may listen to the live audio webcast via the Investor Relations page of the Karman Holdings Inc. website, https://investors.karman-sd.com/overview/default.aspx. Please allow 10 minutes prior to the call to download and install any necessary audio software. A replay of the audio webcast will be available for one year.

A supplemental investor presentation for the fiscal fourth quarter and full fiscal year 2024 may be accessed https://investors.karman-sd.com/News--Events/events-and-presentations/default.aspx.

Audio Replay

An audio replay of the event will be archived on the Investor Relations section of the Company's website at https://investors.karman-sd.com/overview/default.aspx and via telephone by dialing +1 (800) 770-2030 (U.S. toll free) or +1 (609) 800-9909 (U.S. local or international) and entering Playback ID: 4015462.

About Karman

We specialize in the rapid design, development, and production of next-generation technologies to combat near-peer nation state threats, focused on critical, integrated systems for the hypersonic, missile defense, UAV and space sectors. Our core technology offerings include propulsion, deployable shrouds, launchers, and energetic subsystems. Customers choose our advanced solutions to deliver mission success across a diverse set of existing and emerging programs supporting high-priority defense and commercial space sector initiatives. For more information, visit karman-sd.com.

Non-GAAP Supplemental Information

We present in this press release certain financial information based on our Adjusted EBITDA and Adjusted EBITDA Margin. We believe the non-GAAP financial measures will help investors understand our financial condition and operating results and assess our future prospects. We believe these non-GAAP financial measures, each of which is discussed in greater detail below, are important supplemental measures because they exclude unusual or non-recurring items as well as non-cash items that are unrelated to or may not be indicative of our ongoing operating results. Further, when read in conjunction with our U.S. GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as a tool to help make financial, operational and planning decisions. We may use non-GAAP financial metrics in certain Management compensation plans, debt covenants, internal budgetary decision making, and other resource allocation decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry by providing more comparable measures that are less affected by factors such as capital structure.

We recognize that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP. Readers should review the reconciliations below and should not rely on any single financial measure to evaluate our business.

We define these non-GAAP financial measures as:

EBITDA/Adjusted EBITDA - We define EBITDA as our net income before income taxes, depreciation and amortization and interest expense. References to Adjusted EBITDA refer to EBITDA plus, as applicable for each period any non-cash share-based compensation expenses, including non-cash gains and losses on equity, non-cash gains and losses on derivative instruments associated with equity, termination expenses, and personnel expenses from discontinued operations. Additionally, Adjusted EBITDA excludes certain nonrecurring costs that management excludes in contemplation of budget decisions and are not costs of operating the business such as entity wide re-branding initiatives or acquisition integration costs. Adjusted EBITDA excludes the costs associated with lender and administrative agent fees associated with one-off amendments, as these are not directly related to the operations of the business and are non-recurring. Lastly, Management excludes other non-recurring costs including net gains from disposition of assets, non-cash gains and losses from any hedging arrangements, non-cash impairment losses, business interruption insurance proceeds, and any non-recurring transaction expenses.

Adjusted EBITDA Margin - Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by revenue. Adjusted EBITDA and Adjusted EBITDA Margin are not measures calculated in accordance with U.S. GAAP, and they should not be considered an alternative to any financial measures that were calculated under U.S. GAAP.

Adjusted EBITDA and Adjusted EBITDA Margin are used to facilitate a comparison of the ordinary, ongoing and customary course of our operations on a consistent basis from period to period and provide an additional understanding of factors and trends affecting our business. Adjusted EBITDA and Adjusted EBITDA Margin are driven by changes in volume, performance, contract mix and general and administrative expenses and investment levels. Performance, as used in this definition, refers to changes in profitability and is primarily based on adjustments to estimates at completion on individual contracts. These adjustments result from increases or decreases to the estimated value of the contract, the estimated costs to complete the contract, or both. These measures therefore assist management and our board and may be useful to investors in comparing our operating performance consistently over time as they remove the impact of our capital structure, asset base and items outside the control of the management team and expenses that do not relate to our core operations. Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly titled non-GAAP measures used by other companies as other companies may have calculated the measures differently.

Forward-Looking Statements

This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Karman, will prove to be correct or that any of our expectations, estimates or projections will be achieved.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation, that a significant portion of our revenue is generated from contracts with the United States military and U.S. military spending is dependent upon the U.S. defense budget; U.S. government contracts are subject to a competitive bidding process that can consume significant resources without generating any revenue; our business and operations expose us to numerous legal and regulatory requirements, and any violation of these requirements could materially adversely affect our business, results of operations, prospects and financial condition; our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete; and we have in the past consummated acquisitions and intend to continue to pursue acquisitions, and our business may be adversely affected if we cannot consummate acquisitions on satisfactory terms, or if we cannot effectively integrate acquired operations. Readers and/or attendees are directed to the risk factors identified in the filings we make with the SEC from time to time, copies of which are available free of charge at the SEC’s website at www.sec.govunder Karman Holdings Inc.

The forward-looking statements included in this announcement are only made as of the date of this announcement. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable law.

TCF III Spaceco Holdings LLC (d/b/a) Karman Holdings, Inc.

Consolidated Balance Sheets

	December 31,	December 31,
Assets	2024	2023
Current assets
Cash and cash equivalents	$11,529,770	$5,454,710
Accounts receivable, net	55,219,869	50,597,096
Contract assets	107,221,568	89,184,472
Inventory	9,883,376	9,839,569
Prepaid and other current assets	17,855,981	2,618,450
Total current assets	201,710,564	157,694,297
Property, plant and equipment	87,832,415	69,531,327
Less accumulated depreciation	(26,952,253)	(17,702,707)
Net property, plant and equipment	60,880,162	51,828,620
Other assets
Goodwill	225,145,688	217,273,414
Intangible assets, net	208,952,683	207,556,872
Operating lease right-of-use assets	6,071,137	6,359,849
Finance lease right-of-use assets	70,012,925	69,044,871
Other assets	1,187,337	1,074,131
Total other assets	511,369,770	501,309,137
Total assets	$773,960,496	$710,832,054
Liabilities and Members' equity
Current liabilities
Accounts payable	$28,295,681	$21,041,638
Accrued payroll and related expenses	11,248,792	6,430,177
Contract liabilities	29,867,692	36,074,449
Short term operating lease liabilities	1,532,895	1,154,891
Short term finance lease liabilities	3,979,700	2,487,908
Short term notes payable, net of debt issuance costs	7,139,585	6,264,585
Income taxes payable	20,053,886	7,572,095
Other current liabilities	12,487,052	6,044,210
Total current liabilities	114,605,283	87,069,953
Long-term liabilities
Revolving line of credit	25,000,000	20,000,000
Long-term notes payable, net of current portion and net of debt issuance costs	326,920,421	298,023,538
Noncurrent operating lease liabilities, net of current portion	5,337,566	6,001,653
Noncurrent finance lease liabilities, net of current portion	77,957,729	75,399,651
Other liabilities	2,773,077	4,997,462
Deferred tax liabilities	25,370,053	36,880,464
Total long-term liabilities	463,358,846	441,302,768
Total liabilities	577,964,129	528,372,721
Members' equity	195,996,367	182,459,333
Total liabilities and members' equity	$773,960,496	$710,832,054

TCF III Spaceco Holdings LLC (d/b/a) Karman Holdings, Inc.

Consolidated Statements of Operations and Comprehensive Income

	Years Ended December 31,
	2024	2023
Revenues	$345,251,064	$280,705,570
Cost of goods sold	213,139,980	175,156,456
Gross profit	132,111,084	105,549,114
Operating expenses
General and administrative expenses	44,420,816	36,623,263
Depreciation and amortization expense	24,130,519	20,432,034
Operating expenses	68,551,335	57,055,297
Net operating income	63,559,749	48,493,817
Interest expense, net	(50,732,903)	(47,867,005)
Other income	1,502,156	563,772
Income before (provision for) benefit from income taxes	14,329,002	1,190,584
(Provision for) benefit from income taxes	(1,627,963)	3,168,821
Net income	12,701,039	4,359,405
Other comprehensive (loss) income	(1,237)	423
Comprehensive income	$12,699,802	$4,359,828
Net earnings per common unit outstanding, basic and diluted	$0.08	$0.03
Weighted-average common units outstanding, basic and diluted	166,737,325	166,775,913

TCF III Spaceco Holdings LLC (d/b/a) Karman Holdings, Inc.

Reconciliation of non-GAAP Adjusted EBITDA

(unaudited)

	For the years ended December 31,
	2024	2023
Net income	$12,701,039	$4,359,405
Income tax provision (benefit)	1,627,963	(3,168,821)
Depreciation and amortization[1]	32,959,115	27,179,214
Interest expense, net	50,732,903	47,867,005
EBITDA	98,021,020	76,236,803
Acquisition related expenses[2]	4,775,662	356,414
Integration expenses and non-recurring restructuring costs[3]	2,254,758	2,739,438
Lender and administrative agent fees[4]	100,000	500,000
Other non-recurring costs[5]	—	739,444
Share-based Compensation[6]	993,143	1,291,244
Adjusted EBITDA	$106,144,583	$81,863,342
Revenues	345,251,064	280,705,570
Net income margin	3.7%	1.6%
Adjusted EBITDA Margin	30.7%	29.2%

1.
Depreciation and amortization expense includes allocated depreciation and amortization from cost of goods sold.
2.
Represents legal and due diligence fees incurred in connection with planned and completed acquisitions, which are required to be expensed as incurred. During the periods presented, these costs were incurred for due diligence and legal fees related to an acquisition of equipment and intangible assets. Additionally, the Company incurred certain professional service fees related to its IPO that did not meet the requirements to be deferred issuance costs, these costs are considered non-recurring and outside the ordinary course of business, and therefore are not indicative of ongoing operating performance.
3.
These costs include company-wide system implementation expenses and Company re-branding costs. This category also includes post-acquisition integration costs, and employee expenses related to acquisitions or restructuring activities.
4.
Reflects non-recurring lender fees associated with one-off amendments to the Company’s credit agreement, separate from ongoing administrative fees.
5.
Other non-recurring costs consisted primarily of non-cash impairment losses during 2023.
6.
Reflects non-cash share-based compensation expenses associated with the Company’s P Units.

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Contacts

Investor contact:

Steven Gitlin

investors@karman-sd.com

Media contact:

press@karman-sd.com